Calculation of Filing Fee Tables
F-1
General Fusion Group Ltd.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Subordinate Voting Shares, without par value	Other	25,335,276	$ 12.00	$ 304,023,312.00	0.0001381	$ 41,985.62
Fees to be Paid	2	Equity	Subordinate Voting Shares, without par value	Other	1,607,780	$ 11.548	$ 18,566,643.44	0.0001381	$ 2,564.05
Fees to be Paid	3	Equity	Subordinate Voting Shares, without par value	Other	15,996,064	$ 11.50	$ 183,954,736.00	0.0001381	$ 25,404.15
Fees to be Paid	4	Equity	Subordinate Voting Shares, without par value	Other	67,130,010	$ 7.70	$ 516,901,077.00	0.0001381	$ 71,384.04
Fees to be Paid	5	Equity	Warrants to purchase Subordinate Voting Shares	Other	12,223,034		$ 0.00	0.0001381	$ 0.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 1,023,445,768.44		$ 141,337.86
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 141,337.86
Offering Note
[1]	Represents up to 25,335,276 Subordinate Voting Shares issuable upon the exercise of GF PIPE Warrants. Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions. Pursuant to Rule 457(g), the proposed aggregate maximum offering price per share is $12.00, the exercise price of the GF PIPE Warrants.

[2]	Represents up to 1,607,780 Subordinate Voting Shares issuable upon the exercise of SAFE Warrants. Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions. Pursuant to Rule 457(g), the proposed aggregate maximum offering price per share is $11.548, the exercise price of the SAFE Warrants.

[3]	Represents up to 15,996,064 Subordinate Voting Shares issuable upon the exercise of Spring Valley Warrants. Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions. Pursuant to Rule 457(g), the proposed aggregate maximum offering price per share is $11.50, the exercise price of the Spring Valley Warrants.

[4]	Represents 67,130,010 Subordinate Voting Shares, including (i) 44,810,873 Subordinate Voting Shares issuable upon the conversion of 10,416,663 Multiple Voting Shares issued in connection with the PIPE Financing, assuming a conversion price of $5.00 per Subordinate Voting Share and the maximum increase in the accrued value of the Multiple Voting Shares through the fifth anniversary of the Closing Date; (ii) 140,303 Converted PIPE Shares; (iii) 10,199,884 Subordinate Voting Shares issuable upon the exercise of the BDC SVS Warrants and Weil SVS Warrants; and (vi) 11,978,950 Subordinate Voting Shares issuable upon the conversion of Earnout Shares, including the Earnout Shares underlying the Earnout Warrants. Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions. Pursuant to Rule 457(c) and (g), solely for purposes of calculating the registration fee, the proposed maximum offering price per share is $7.70, which is the average of the high and low prices of the Subordinate Voting Shares on Nasdaq on September 2, 2026 (such date being within five business days of the date that this Registration Statement was filed with the SEC.

[5]	Represents 12,223,034 warrants exercisable for Subordinate Voting Shares being registered for resale hereunder, including (i) 10,556,367 GF PIPE Warrants and (ii) 1,666,667 Working Capital Warrants. Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions. In accordance with Rule 457(i), the entire registration fee for the warrants is allocated to the Subordinate Voting Shares underlying such warrants, and no separate fee is payable for the warrants.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date